Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silo Pharma, Inc. of our report dated March 27, 2026, relating to the consolidated financial statements of Silo Pharma, Inc. as of and for the years ended December 31, 2025 and 2024, appearing in the Annual Report on Form 10-K of Silo Pharma, Inc. for the year ended December 31, 2025.

/s/ Salberg & Company, P.A

SALBERG & COMPANY, P.A.

Boca Raton, Florida

July 31, 2026